 Exhibit 5.1

KPMG LLP Chartered Professional Accountants PO Box 10426 777 Dunsmuir Street Vancouver BC V7Y 1K3 Canada	Telephone Fax Internet	(604) 691-3000 (604) 691-3031 www.kpmg.ca

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of Ero Copper Corp.

We consent to the use of our report dated March 7, 2023 on the consolidated financial statements of Ero Copper Corp. which comprise the consolidated statements of financial position as of December 31, 2022 and December 31, 2021, the related consolidated statements of operations and comprehensive income, cash flows and changes in shareholders’ equity for each of the years then ended and the related notes, and our report dated March 7, 2023 on the effectiveness of internal control over financial reporting as of December 31, 2022 which are incorporated by reference in the Registration Statement on Form F-10 dated August 18, 2023 of Ero Copper Corp.

/s/ KPMG LLP

Chartered Professional Accountants

August 18, 2023

Vancouver, Canada

KPMG LLP is a Canadian limited liability partnership and a member firm of the KPMG network of independent member firms affiliated with KPMG International Cooperative (“KPMG International”), a Swiss entity. KPMG Canada provides services to KPMG LLP.